                               AMENDMENT OF LEASE


         THIS AMENDMENT OF LEASE ("Amendment"), made as of this 4th day of February, 1993, by and between Retail Lease Acquisition Limited Partnership (hereinafter "Lessor") and Super Trak Corporation t/a Super Trak (hereinafter "Lessee").

         WHEREAS, by indenture of Lease dated May 18, 1990 (hereinafter referred to as "Lease"), Lessor leased to Lessee certain premises therein more particularly described located in Store No. 1A in the College Plaza Shopping Center, Rockville, Maryland ("Premises"), upon terms and conditions, covenants and agreements contained therein; and

         WHEREAS, Lessee desires to expand its business operation into a portion of adjacent premises, known as Store No. 1B, and which portion of Store No. 1B contains approximately 3,000 square feet; and

         WHEREAS, Lessor is willing to lease said portion of Store No. 1B to Lessee; and

         WHEREAS, the parties desire to amend the Lease as set forth herein.

         NOW, THEREFORE, in consideration of the mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto intending to be legally bound, hereby agree that the Lease is hereby amended, effective as of the date hereof, as follows:

         FIRST: Lessor and Lessee hereby acknowledge and confirm that Lessee is already in occupancy (as of the date hereof) of the premises described on Schedule "A" of the Lease as Store No. 1A (containing approximately 6,747 square feet and hereinafter referred to in this Amendment as the "Original Premises").

         SECOND: For the purpose of this Amendment and the Lease, the parties have further agreed that from and after the date Landlord delivers possession of the Expansion Premises (hereinafter defined) to Lessee the Demised Premises shall be deemed to refer to the Original Premises and the portion of the adjacent premises, known as Store No. 1B, as shown on Schedule "A-1" attached hereto (containing approximately 3,000 square feet and hereinafter referred to in this Amendment as the "Expansion Premises").

         THIRD: The parties, having agreed to increase the size of the Demised Premises from approximately 6,747 square feet to approximately 9,747 square feet with irregular dimensions as set forth on Schedule "A-1" attached hereto, hereby agree that for the purposes of the Lease and all provisions thereof, including but not limited to, those provisions related to computation of Lessee's minimum fixed rent, Lessee's contribution toward real estate taxes, Lessee's minimum contribution and pro-rata share of shopping center's common areas operating cost, Lessee's management and administrative fee and Lessee's share of the cost of the promotional program (if and when the same has been established), the square footage contained within the Demised Premises shall be 9,747 square feet as of the Effective Date set forth in Paragraph Seventh hereinbelow.

         FOURTH: It is agreed that the Demised Premises shall be located in the area cross-hatched in "red" on Schedule "A-1" hereto and the parties hereto covenant and agree that all provisions of the Lease which refer to the Demised Premises shall be deemed to refer to the area cross-hatched in "red" on Schedule "A-1" hereto and that Schedule "A" of the Lease shall be and is hereby deleted in its entirety and shall be substituted with Schedule "A-1" attached hereto and by this reference made a part hereof and all references in the Lease to Schedule "A" shall be deemed to refer to Schedule "A-1" attached hereto and all references in the Lease to "Demised Premises" or "Premises" shall be deemed to refer to the Original Premises and the Expansion Premises.

         FIFTH: Lessor hereby agrees to cause a demising wall separating the Expansion Premises from the premises occupied by an adjacent tenant to be constructed at no expense to Tenant; said demising wall to be constructed from floor to underside of roof deck, constructed in accordance with local codes, with unfinished drywall on Lessee's side. Except as otherwise stated hereinabove in this paragraph, Lessee agrees to accept both the Original Premises and the Expansion Premises on an "as is" basis and that any and all repairs, improvements, installations or additions necessary or required for Lessee to open for business and conduct its business from the Premises (consisting of the Original Premises and the Expansion Premises in a unified store operation) shall be at the sole cost and expense of Lessee.

         SIXTH: Lessee agrees, that as soon as possible after full execution of this Amendment, Lessee, on behalf of Lessor at Lessee's expense, shall proceed to cause building plans and specifications to be made, including but not limited to, where and to the extent Lessee deems appropriate, reworking electrical and plumbing outlets, repairing and repainting the interior walls, modifying the present entrances, modifying the interior lighting, modifying the show windows and storefront, modifying any existing ceiling to Lessee's standard specifications, and providing for heating, cooling and ventilation to Lessee's standard requirements and Lessee hereby further agrees to make application for all necessary permits within sixty (60) days from the date hereof. After completion of said building plans and specifications and the obtaining of the necessary contractors' bids, Lessee, on behalf of Lessor at Lessee's expense, shall supervise and prosecute to completion, in conformance with said building plans and specifications, said building, remodeling and modernization work.

         Lessee further agrees, as part of Lessee Improvements, to demolish the existing demising wall separating the Original Premises from the Expansion Premises and to perform such necessary work required to reconfigure the acoustical lay-in ceiling and recessed fluorescent lighting fixtures into one unified ceiling and lighting scheme. In addition, Lessee shall design and construct a new unified storefront with one (1) set of double entrance doors for the Premises. Lessee shall also consolidate the electrical service in the Original Premises and the Expansion Premises and install floor covering in the Original Premises and the Expansion Premises. Lessee understands that it shall also be required to install (a) all interior partitions and curtain walls within the Premises; (b) all electrical work involved in actually hooking up fixtures; (c) internal communication system and alarm systems; (d) store fixtures and furnishings; (e) show window display and platforms and window backs; (f) all interior finish in show windows; (g) Lessee's signs, both interior and exterior; and (h) all finish painting and floor coverings.

         All of Lessee's Improvements described in this Paragraph Sixth shall be of good quality materials, installed in a professional workmanlike condition and shall be comparable to and consistent with the latest Super Trak Auto retail store prototype.


         SEVENTH: Effective as of the sixty-first (61st) day following the date (i) Lessor delivers possession of the Expansion Premises to Lessee and the Lessee has obtained all necessary permits (the "Effective Date") the following provisions shall be in full force and effect:

         1. Paragraph 3 of Article I of the Lease shall be deleted in its entirety and replaced by the following:

                 3.       The term of this Lease shall end at midnight on July
                          31, 2012.

         2. Paragraphs 1(a) and 1(b) of Schedule "C" of the Lease shall be deleted in their entirety and replaced by the following:

         (a) It is agreed that commencing on the Effective Date and continuing through the last day of the thirty sixth (36th) full calendar month following the Effective Date, Lessee shall pay Lessor an annual minimum fixed rent of ONE HUNDRED SIXTY-FOUR THOUSAND SIX HUNDRED TWENTY-SIX AND 83/100 DOLLARS ($164,626.83), payable in monthly installments of THIRTEEN THOUSAND SEVEN HUNDRED EIGHTEEN AND 90/100 DOLLARS ($13,718.90), payable, in advance, on or before the first day of each full calendar month.

         (b) Commencing as of the first (1st) day of the calendar month following the expiration of thirty-six (36) full calendar months after the Effective Date and thereafter as of each third (3rd) anniversary of said day throughout the lease term (said day and each third (3rd) anniversary thereof being a "date of adjustment"), the minimum fixed rent shall be increased by nine percent (9%) of the minimum fixed rent payable in the immediately preceding twelve (12) month period.

         3. Lessee's contribution toward real estate taxes on the Demised Premises set forth in Paragraph 3 of Schedule "C" of the Lease shall be the sum of THIRTEEN THOUSAND THREE HUNDRED FIFTY-THREE AND 39/100 DOLLARS ($13,353.39) each lease year, payable in equal monthly installments of ONE THOUSAND ONE HUNDRED TWELVE AND 78/100 DOLLARS ($1,112.78). Lessee's contribution toward real estate taxes on the Demised Premises shall be subject to further adjustment in accordance with Paragraph 3 of Schedule "C" of the Lease.

         4. Lessee's minimum contribution toward the shopping center's common areas operating cost set forth in Paragraph 6(a) of Schedule "C" of the Lease shall be the sum of THIRTEEN THOUSAND SIX HUNDRED FORTY-FIVE AND 80/100 DOLLARS ($13,645.80) each lease year, payable in equal monthly installments of ONE THOUSAND ONE HUNDRED THIRTY-SEVEN AND 15/100 DOLLARS ($1,137.15). Lessee's minimum contribution toward shopping center's common areas operating cost shall continue to be subject to adjustment as set forth in Paragraph 6(c) of Schedule "C" of the Lease and Lessee shall continue to be responsible for paying Lessee's proportionate share of excess costs or increases above Lessee's minimum contribution in accordance with Paragraph 6(c) of Schedule "C" of the Lease.

         5. Lessee's monthly management and administrative fee set forth in Paragraph 6(b) of Schedule "C" of the Lease shall be TWO HUNDRED SEVENTY-FOUR AND 38/100 DOLLARS ($274.38) subject to adjustment in accordance with the provisions of Paragraph 6(a) of Schedule "C" of the Lease.

         EIGHTH: The parties acknowledge and agree that in the event the Effective Date occurs on a day other than the first calendar day of a month, Lessee's minimum fixed rent, Lessee's contribution toward real estate taxes, Lessee's minimum contribution and pro-rata share of shopping center's common area operating costs and Lessee's management and administrative fee shall be subject to appropriate proration.

         NINTH: Lessor agrees that in consideration of the Lessee's agreeing to accept the Premises (Original Premises and Expansion Premises) in an "as is" condition and Lessee's agreeing to perform all Lessee Improvements required under Paragraph Sixth of this Amendment and provided Lessee (a) has completed said Lessee Improvements in accordance with the terms of Paragraph Sixth of this Amendment; (b) has provided Lessor with reasonably appropriate affidavits, lien waivers and the like showing that liens and encumbrances effected by Lessee's Improvements have been released; (c) has obtained a certificate of occupancy or non-residential use permit for the Premises (Original Premises and Expansion Premises) and furnished a copy of the same to Lessor; (d) has opened its store for business from the Premises (both the Original Premises and the Expansion Premises as one unified operation) in accordance with the terms of this Amendment; and (e) has performed all of its obligations under the provisions of this Amendment required of it to be performed and is not then in default of the Lease beyond any applicable cure period, then Lessor shall provide Super Trak Corporation with a credit in the amount of THIRTY-SIX THOUSAND AND 00/100 DOLLARS ($36,000.00), said amount to be credited to the rental account of Super Trak Corporation for the Premises by amortizing the same, dollar for dollar, only out of those payments of minimum fixed rent becoming due from Lessee under the terms of the Lease after the date Lessee has satisfied the conditions set forth in (a) through (e) of this Paragraph Ninth.

         TENTH: Except as modified by this Amendment of Lease, the Lease shall continue in full force and effect in accordance with the terms thereof. Lessor acknowledges and agrees that the effectiveness and (1)

         ELEVENTH: All the rights and obligations of the parties under this Amendment of Lease shall bind and inure to the benefit of their respective heirs, personal representatives, successors and assigns.

         IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed on the date first above written.


WITNESS:                                           LESSOR:
                                                   RETAIL LEASE ACQUISITION LIMITED
                                                   PARTNERSHIP


       THOMAS B. MCKEE                             BY:    HERBERT  H. HAFT
- - ------------------------------                        ---------------------------
                                                                  Herbert H. Haft
                                                                  General Partner

ATTEST:                                            LESSEE:
                                                   SUPER TRAK CORPORATION


                                                   BY:    R. KEITH GREEN
- - ------------------------------                        ---------------------------

              (corporate seal)                     ITS:     PRESIDENT
                                                       --------------------------





(1) validity of this Amendment is subject to and contingent upon the approval of the Board of Directors of Super Trak Corporation to enter into this Amendment.